LEASE AGREEMENT

         THIS AGREEMENT OF LEASE, made this 1st day of June, 1994, by and between Miller and Hinkle, a Florida General Partnership (hereinafter called "Landlord", having a principal address of 9320 NW 14th Place, Gainesville, Florida 32606 and Capital City Leasing, Inc., a Florida Corporation qualified to do business in the Commonwealth of Virginia (hereinafter called "Tenant"), having a principal address of 5851 Lewis Road, Sandston, Virginia 23150.

         WITNESSETH THAT, in consideration of rents, covenants and agreements hereinafter set forth, Landlord and Tenant enter into the following lease agreement (hereinafter called "Lease").

                                   ARTICLE I

DEFINITIONS

         The terms used herein shall have the definitions specified hereunder only:

         Section 1.01. PREMISES. That the property being hereby leased by LANDLORD TO TENANT, is more particularly described in Article II, Section 2.01, hereinbelow.

         Section 1.02. LEASE TERM. This lease shall be for a term as described in Article II, Section 2.02, hereinbelow.

         Section 1.03 RENT COMMENCEMENT DATE. The Annual Rental due pursuant to this Lease shall commence to be due on June 1, 1994.

                         Section 1.04. POSSESSION DATE. The possession date is June 1, 1994.


         Section 1.05. LEASE YEAR. A "Lease Year" shall be a period of twelve (12) consecutive months during the Lease Term. The first Lease Year shall be the period commencing on the Possession Date of this Lease and terminating on the last day of the twelfth (12th) full calendar month after said Possession Date. All months for the purposes of pro-rata or proportionate determinations shall be considered as having thirty (30) days.

         Section 1.06. TENANT'S WORK. All work, including labor & material, necessary to complete Premises for TENANT'S use.


         Section 1.07. REAL ESTATE TAXES. "Real Estate Taxes" shall include any form of assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises including, but not limited to, the following:


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         (a)  any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises;

         (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included with in the definition of real estate tax. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Estate Taxes" for the purposes of the Lease;

         (c) any assessment, tax, fee levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

         (d) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the premises.

         Notwithstanding any provision of this Section 1.07 expressed or implied to the contrary, "Real Estate Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

                                  ARTICLE II

LEASED PREMISES AND TERM

         Section 2.01. LEASED PREMISES. Landlord, for and in consideration of the covenants and agreements herein set forth, and the Annual Rental hereafter specifically reserved, does hereby lease unto said Tenant, for the term and upon the terms and conditions set forth in this Lease, the following described property situated in the County of Chesterfield, State of Virginia, to wit:

ALL THAT certain lot, piece or parcel of land with all improvements thereon and appurtenances thereto belonging, lying and being in Chesterfield County, Virginia, containing 0.623+- acres and more particularly described as follows:

ALL THAT certain piece or parcel of land, lying and being in Chesterfield County, Virginia, containing 0.623 acre, more or less, as shown on a plat of survey by M.L. Corso & Associates, Ltd., Professional Land Surveyors, dated August 15, 1980, entitled "Map Showing 0.623 Acre of Land Situated on the South Side of U.S. Route 60, West of Providence Road, in Chesterfield County, Va.", a copy of which plat is recorded in Deed Book 1487, page 243, and to which plat reference is hereby made for a more particular description of the property herein conveyed. Plat by Potts and Minter, P.L.S., dated February 12, 1985 recorded herewith.


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BEING the same property conveyed to James R. Richeson and Mary W. Richeson, husband and wife, by deed from John B. Cave and Phyllis B. Cave, husband and wife, dated February 25, 1985 and recorded March 1, 1985 in the Clerk's Office, Circuit Court, County of Chesterfield, Virginia, in Deed Book 1695, page 1296.


         Section 2.02. TERM. Subject to and upon the terms and conditions set forth herein, or in any Exhibit or Addendum attached hereto, this Lease shall continue in force for a term of five (5) years, commencing the 1st day of June, 1994 (hereinafter called ("Possession Date"), and ending on the 31st day of May, 1999 (hereinafter called the "Termination Date").

         Section 2.03. OPTION TERM. Tenant shall have the option to renew this Lease for an additional 3 five (5) year terms commencing June 1, 1999, and terminating May 31, 2004, by providing Landlord written notice of its intent to renew by April 1, 1999.


ARTICLE III

                                    RENTAL

         Section 3.03.  ANNUAL RENTAL.

         a. During and for the term hereof, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, at the above address, or at such other place as Landlord may hereafter notify Tenant in writing, without previous notice or demand therefore, and without deduction, set-off or abatement, the following sums of rental (hereinafter called "Annual Rental"), payable in advance, on or before the first day of each and every month of the term of this Lease, commencing on the 1st day of June, 1994,

              (1) In Year One, the same being June 1, 1994, to May 31, 1995, the Annual Rental of $40,800.00 payable in equal monthly installments of $3400.00;

              (2) In Year Two, the same being June 1, 1995, to May 31, 1996, the Annual Rental of $42,024.00 payable in equal monthly installments of $3502.00;

              (3) In Year Three, the same being June 1, 1996, to May 31, 1997, the Annual Rental of $43,285.00 payable in equal monthly installments of $3607.00;


              (4) In Year Four, the same being June 1, 1997, to May 31, 1998, the Annual Rental of $44,583.00 payable in equal monthly installments of $3715.00;

              (5) In Year Five, the same being June 1, 1998, to May 31, 1999, the Annual Rental of $45,917.00 payable in equal monthly installments of $3826.00;


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         Section 3.02.  ANNUAL RENTAL OPTION TERM.  In the event Tenant exercises its option to renew this Lease pursuant to Section 2.03 hereof, the Annual Rental during the first of the three, five years options shall be as follows:

              (1) In Year One, the same being June 1, 1999, to May 31, 2000, the Annual Rental of $47,289.00 payable in equal monthly installments of $3941.00.

              (2) In Year Two, the same being June 1, 2000, to May 31, 2001, the Annual Rental of $48,711.00 payable in equal monthly installments of $4059.00.


              (3) In Year Three, the same being June 1, 2001, to May 31, 2002, the Annual Rental of $50,169.00 payable in equal monthly installments of $4181.00.

              (4) In Year Four, the same being June 1, 2002, to May 31, 2003, the Annual Rental of $51,677.00 payable in equal monthly installments of $4306.00.

              (5) In Year Five, the same being June 1, 2003, to May 31, 2019, the Annual Rental of $53,222.00 payable in equal monthly installments of $4435.00.


Section 3.03. ADDITIONAL RENTAL. Tenant shall pay as additional rent and without notice, abatement, deduction or set-off, all sums, costs and expenses (hereinafter called "Additional Rental"), which Tenant, in any of the provisions of this Lease, or through a separate agreement relating to the Premises, assumes or agrees to pay, including but not limited to Tenant work, and in the event of any non-payment thereof, the Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided herein or by law in the case of non-payment of the Annual Rental.

         Section 3.04. LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant to Landlord of Annual Rental, Additional Rental or other sums due under this Lease will cause Landlord to incur additional costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such additional costs include, without limitation, processing and accounting charges and late charges which my be imposed upon Landlord by the term of the mortgage or deed of trust covering the Premises. Therefore, if any installment of Annual rental or any other sum due from Tenant shall not be received by Landlord within Ten (10) days after the date that such amount shall be due, Tenant agrees to pay and shall pa, to Landlord a late charge, equal to 5% of the monthly installment of annual rent then due or $150.00, whichever is less. The parties hereto hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver by Landlord of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any or all of the other rights and remedies provided herein or by law.


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                                  ARTICLE IV

POSSESSION

         Section 4.01. POSSESSION. Possession of the Premises is hereby granted by Landlord to Tenant.

ARTICLE V

                               REAL ESTATE TAXES

         Section 5.01. REAL ESTATE TAXES. Tenant shall pay timely all Real Estate Taxes assessed or imposed upon the Premises allocable to the Lease Term, such taxes to be pro-rated between the Landlord and the Tenant for periods at the beginning and the end of the Lease term which do not constitute full fiscal tax years. Landlord shall not be responsible to pay any portion the Real Estate Taxes assessed or imposed upon the Premises allocable to the Lease Term.


         Notwithstanding anything herein to the contrary, Landlord shall forward all notices of tax imposition or assessment and all notices of any increases in assessments to Tenant on the Premises and Tenant shall have the right to protest any increase, provided however, that Tenant be responsible for all costs of protest in addition to any costs, interest or penalties levied by any taxing authority in regards to Tenants untimely payment of Real Estate Taxes.

                                  ARTICLE VI

                              PAYMENTS FOR TENANT

         Section 6.01. PAYMENTS FOR TENANT If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, all amounts so paid or incurred shall, on notice to Tenant, be considered Additional Rental payable by Tenant with the first monthly installment of Annual Rental thereafter becoming due and payable, and may be collected as by law provided in the case of said Annual Rental. Notwithstanding anything to the contrary contained herein, Landlord shall not expend any monies to correct a breach of this Lease until Landlord has given Tenant written notice of such breach or failure and has given Tenant at least ten (10) days after such notice (or, if cure cannot be accomplished within such ten-day period, such other time as is reasonably necessary) in which to cure the breach.


                                  ARTICLE VII

UTILITIES, SERVICES AND EASEMENTS

         Section 7.01. UTILITIES. TENANT shall not install any equipment which can exceed the capacity of any utility facilities on the Premises and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code


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requirements and plans and specifications which must be approved in writing by
Landlord, which approval shall not be unreasonably withheld. Tenant shall be solely responsible for and promptly pay all charges for use or other utility services on the Premises whether same are supplied by Landlord, any governmental authority or utility company. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.

         Section 7.02. MAINTENANCE OF UTILITIES. Tenant shall maintain and keep in good condition the heating, ventilating, and air conditioning systems serving the Premises. All repairs shall be made, at Tenant's sole cost and expense as needed.

         Section 7.03. TENANT ARRANGEMENT FOR UTILITIES. Tenant shall purchase its energy supply from the utility company. Tenant shall, within five
(5) days after execution hereof notify each utility company serving the Premises that it desires such service in its own name, and that all bills for same are to come directly to Tenant, and further, Tenant shall tender to the utility company any deposits required. Tenant's obligations shall not be affected by Tenant's ability

         Section 7.04. EASEMENTS. Landlord reserves the right to grant easements on the Premises, make boundary adjustments to the Premises and dedicate for public use portions of the Premises without Tenant's consent provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord in accordance with Landlord's instructions any and all documents or instruments necessary to effect Tenant's covenants herein.

                                 ARTICLE VIII

CONDUCT OF BUSINESS BY TENANT

         Section 8.01. USE OF PREMISES. The Leased Premises shall be sued and occupied for the purpose of a car and truck rental, leasing, sales and service facility.

         Section 8.02. CONDUCT OF BUSINESS. Tenant shall not use or allow the Premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any Certificate of Occupancy or Certificate of Compliance covering or affecting the use of the Premises, and will not permit any act to be done or any condition to exist on the Premises or any article to be brought thereon which may be dangerous, unless safeguarded as required by law, or which may in law constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect to the Premises. Tenant shall not permit the restriction or in such manner as might reasonably tend to impair the Landlord's title to the Premises. In the event that any governmental authority having jurisdiction thereof shall at any time contend or declare by notice, violation, order, or in any other manner whatsoever that the Premises is used for a purpose which is a violation of such Certificate of Occupancy, the Tenant shall, upon five (5) days written notice from the


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Landlord, immediately discontinue such use of the Premises, provided however, that Tenant shall have the right to protest or challenge any alleged violation with the appropriate governmental authority, and provided that Tenant shall be responsible for all costs associated with the protest and shall hold harmless and indemnify Landlord from any penalties or other costs levied by any governmental authority concerning a violation of the Certificate of Occupancy. Failure by the Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and the Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to the Landlord by and pursuant to the provisions of this Lease. The provisions incorporated in this Article VIII with reference to the nature of the business to be conducted by the Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by the Landlord that such business may be conducted in the Premises or is lawful or permissible under the Certificate of Occupancy issued for the Improvements of which such property forms a part, or otherwise permitted by law.

         Section 8.03. OPERATION BY TENANT. Tenant covenants and agrees that it will frequently and regularly arrange for removal of garbage, trash, rubbish and other refuse from the Premises; not permit any sound system audible, outside the Premises; not commit or permit waste or nuisance upon the Premises; not permit or cause odors to emanate or be dispelled from the Premises; comply with all laws, recommendations, ordinances, rules and regulations of the governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises; not place a load on any floor in the Premises which exceeds the floor load per square foot which such floor was designed to carry.

ARTICLE IX

                     REPAIRS, MAINTENANCE AND ALTERATIONS

         Section 9.01. TENANT'S REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall at all times keep and maintain the Premises including, without limitation, all driveways, walkways, parking areas, the area between the store front and the curb, landscaped areas, signs, entrances, vestibules, partitions, (interior and exterior), walks (structured and non structured) floors, subfloors, ceilings, roofs (interior and exterior), building foundations, windows (including frames and moldings), glass, plate glass, doors, door openers, fixtures, equipment and appurtenances thereof
(including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems as well as other mechanical equipment and appurtenances), in all aspects in good order, and repair (which shall include, without limitation, periodic painting and decorating), clean, orderly, sanitary and safe. Tenant shall, at Tenant's sole cost and expense, immediately replace all glass on the Premises that my be broken during the Lease Term hereof with glass at least equal to the specifications and quality of the glass so replaced. Landlord shall have no obligation whatsoever to repair or maintain the Premises or the equipment therein, whether structural or nonstructural, all of which obligations are intended to be those of Tenant. As part of Tenant;s responsibilities under this Section 9.01, Tenant shall keep all


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portions of the Premises, as set forth above free of trash and debris, and clear of ice and snow.

         Section 9.02. LANDLORD'S RIGHTS. If Tenant fails to perform its obligations hereunder, Landlord may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same plus fifteen percent (15%) (to cover Landlord's administrative costs) to the next monthly installment of Annual Rental due hereunder. All Landlord's rights hereunder are subject to Section
6.01 hereof.

         Section 9.03. LANDLORD'S WAIVER. Tenant expressly waives the benefit of any statute or regulation which would otherwise afford Tenant the right to make repairs at Landlord's failure to keep the Premises in good order, condition and repair. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises. Tenant waives any right to make repairs at the expense of Landlord under any law, statute or ordinance now or hereafter in effect.

         Section 9.04. ALTERATIONS. Tenant shall not, without Landlord's prior written consent, which consent shall not be withheld unreasonably, make any structural changes, in, on or about the Premises, where said changes exceed TEN THOUSAND ($10,000.00) DOLLARS in cost. Should Tenant make any Alterations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same. Any Alterations in or about the Premises that Tenant shall desire to make and which require the consent of the Landlord shall be presented to the Landlord in written form, with proposed detailed plans. Landlord shall grant or deny (with stated reasons) the request within fifteen (15) days of receipt of such request. Failure to timely deny any request shall be deemed approval of same by Landlord. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant's acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant of all conditions of said permit in prompt and expeditious manner.

         Section 9.05. EXPIRATION OF TERM Unless Landlord requires their removal, as set forth in Section 9.04, all Alterations which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term. Tenant's machinery and personal property shall remain the property of the Tenant and may be removed by Tenant. Subject to the foregoing, on the last day of the Lease term hereof, or on any sooner termination, Tenant shall surrender the Premises, including but not limited to, all improvements, equipment, landscaping, driveways, walkways, and parking lots, to Landlord in good condition, broom clean, reasonable wear and tear excepted, and deliver all keys for the Premises to Landlord. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment pursuant to this Section 9.05, which repair shall include the patching and filling of holes and repair of structural damage. Notwithstanding anything to the contrary stated or implied elsewhere in this Lease, Tenant shall leave all power panels, electrical systems, lighting fixtures, plumbing, space heaters, air conditioning, air lines, and fencing on the Premises in good operating condition.


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         Section 9.06.  INSPECTION OF PREMISES.  Landlord, its agents and employees shall have the right to enter the Premises from time to time, after giving reasonable notice to Tenant, at reasonable times to examine and to inspect the same, to inspect the performance by Tenant of the terms and conditions hereof, to show the Premises to prospective purchasers, tenants, lenders and other persons as provided below. During the last three (3) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and other persons and maintain upon the Premises such signs and notices deemed advisable by Landlord. In addition, during any emergency, Landlord or its agents may enter the Premises forcibly with no liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligations, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

         Section 9.07. WORKMANLIKE QUALITY. All repairs, alterations, additions, and restoration by Landlord or Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Premises.

         Section 9.08. LIENS. Tenant shall promptly pay and discharge all claims for services, supplies, labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which are or may be secured by any mechanic's or materialmen's lien against the Premises, any part thereof or any interest therein, and shall indemnify and hold Landlord harmless against the same unless such services, supplies, labor or materials were supplied at Landlord's instance. Tenant shall give Landlord not less than the (100 days notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so. If any such lien is filed, Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and Tenant shall pay Landlord as Additional Rent any such amounts expended by Landlord plus fifteen (15%) percent of same. The failure of Tenant to pay such Additional Rent shall constitute a default under this Lease.

         Section 9.09. "GOOD CONDITION". Any obligation of Tenant under this Lease to leave or keep property in "good condition" (or words of similar import) shall be limited to an obligation of Tenant to leave or keep such property in the condition of such property on the Possession Date, reasonable wear and tear excepted.


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                                   ARTICLE X

                            DAMAGE AND DESTRUCTION

         Section 10.01. RECONSTRUCTION. If the Improvements are damaged or destroyed during the Lease Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction; provided that any damage which is estimated in good faith by Landlord to be under One Thousand Dollars ($1,000.00) may be repaired by Tenant, and Landlord shall reimburse Tenant upon demand for expenses incurred in such repair work to the extent of any proceeds received by Landlord from extended coverage insurance described in Section 12.01.

         Section 10.02. RENT ABATEMENT. Annual Rental due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction Tenant reasonably determines that there is substantial interference with the operation of Tenant's business in the Premises, having regard to the extent to which Tenant may be required to discontinue, substantially limit or substantially curtail its business in the Premises. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work or repair or reconstruction which Landlord obligated or undertakes to do and Tenant's business is capable of being substantially resumed, whichever is the latter, unless such damage is a result of Tenant's negligence. If it be determined that continuation of business is not practical pending reconstruction, Annual Rental due and payable hereunder shall abate until reconstruction is substantially completed and Tenant's business is capable of being substantially resumed, whichever is the earlier, unless such damage is a result of Tenant's negligence.

         Section 10.03. EXCESSIVE DAMAGE OR DESTRUCTION OR UNINSURED CASUALTY. In the event of damage to or destruction of all or any portion of the Improvements which is not fully covered by the insurance proceeds received by Landlord or which has not been insured under the insurance policies required under Section 12.01 above, Tenant or Landlord may terminate this Lease by written notice to the other party, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered, provided however that Tenant may but is not obligated to repair or replace the damage or destruction where the proceeds of the insurance are not adequate to cover the costs associated with said repair and replacement. In the event Tenant elects to repair or replace, Tenant shall give Landlord notice of its intention within ten (10) days after receiving Landlord's notice of all costs and expenses associated therewith which are in excess of the insurance proceeds, and this Lease shall remain in full force and effect and the Improvements shall be repaired and rebuilt in accordance with the provisions for repair set forth in Section 10.01 hereinabove.

         Section 10.04. WAIVER. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this
Article X, Tenant hereby waives all right to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.


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         Section 10.05.  DAMAGE NEAR END OF TERM.  If the improvements are partially destroyed or damaged during the last three (3) months of the Lease Term, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

         Section 10.06. TENANT'S RESPONSIBILITY. In the event Landlord or any mortgagee under any mortgage to which this Lease is subordinate shall be unable to collect the insurance proceeds applicable to such damage because of some action or inaction on the part of Tenant, or the agents, contractors, employees, guest, invitee, or licensees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of Annual Rental.

         Notwithstanding anything to the contrary contained herein, in the event Tenant is liable for the cost of repairing any damage, Landlord shall execute an Assignment of the Insurance Proceeds to Tenant, and Tenant shall be entitled to take whatever action is necessary as a result of Landlord's inability to collect the insurance proceeds.

         Section 10.07.  LANDLORD'S LIABILITY.  Except as provided in Section
10.01 hereof, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof.

         Section 10.08.  TENANT'S LIABILITY.  Except as may be provided in
Section 12.07 hereof, nothing herein contained shall relieve Tenant from any liability to Landlord or to Landlord's insurers in connection with any damage to the Improvements by fire or other casualty if Tenant shall be legally liable in such respect.

         Section 10.09. TENANT'S PROPERTY. Landlord's obligation to repair or rebuild the Premises shall not include the repair, reconstruction or replacement of any fixtures, improvements, personal property or decorations of Tenant whether or not Tenant has received an allowance therefor.

         Section 10.10. LIMITATION. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to expend any amount in excess of the amount recovered from the insurance coverage provided by Tenant in accordance with the provisions of Article XII hereof.

                                  ARTICLE XI

CONDEMNATION

         Section 11.01. CONDEMNATION. If Landlord shall receive notice that twenty five percent (25%) or more of the Premises shall be acquired or condemned by right of eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose (hereinafter called "Condemned") the Tenant, at Tenant's election, may terminate this Lease by giving notice to Landlord of its election, and in such event, rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and


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effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Annual Rental shall be abated, according to the nature and extent of the injury to the Premises, until such repairs and rebuildings are completed, and thereafter for the balance of the Lease Term.

         Section 11.02 LANDLORD'S DAMAGES. Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or anyact of any public or quasipublic authority for which damages are payable. Tenant shall execute such instruments of any damages recovered in any proceeding. if Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant.

         Section 11.03. TENANT'S DAMAGES. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all costs or loss (including loss of business) to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

                                  ARTICLE XII

INSURANCE AND INDEMNITY

         Section 12.01. COVERAGE. The following insurance shall be carried protecting Landlord and any mortgagee of the Premises and first payable in case of loss to such holders of mortgages of the Premises as Landlord may from time to time require:

         (a) Insurance providing for payment of replacement costs against damage by fire, extended coverage perils, and vandalism and malicious mischief perils (including, without limitation, cost of debris removal and demolition), in the amount of Five Hundred Thousand ($500,000.00)
Dollars;

         (b) Landlord and Tenant's comprehensive general liability insurance with the following limits, or such higher limits as Landlord may reasonably require in case of increase in risk: Five Hundred Thousand Dollars ($500,000.00) on account of bodily injury to or death of one person, and One Million Dollars ($1,000,000.00) on account of bodily injury or death of more than one person as the result of any one accident or disaster, and Two Hundred Fifty Thousand Dollars ($250,000.00) on account of fire and casualty damage.

         Section 12.02. PAYMENT OF PREMIUMS. Tenant shall obtain, at Tenant's sole cost and expense, all insurance required pursuant to Section
12.01 hereof. All such insurance shall be written in companies reasonably satisfactory to Landlord and in the forms customarily in use from time to time in the locality of the Premises. Tenant shall deposit with holders of


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mortgages encumbering the Premises, if any, insurance policies, duplicates or certificates as such holders may require, and shall in all cases furnish Landlord with copies of such certificates. Said policies or certificates shall provide that such policies shall not be cancelable or subject to reduction or coverage or otherwise be subject to modification except after thirty (30) days prior written notice by registered mail to Landlord and such mortgagees. Unless Landlord advises Tenant to the contrary in writing, such policies carried by Tenant may have a $5,000.00 deductible clause and Tenant shall self-insure to the extent of said $5,000.00. Landlord shall not be responsible to pay any of the aforesaid insurance premiums during the Lease Term hereof.

         Section 12.03. TENANT'S GENERAL LIABILITY INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the Lease Term a policy or policies of comprehensive general liability insurance, written by an insurance company approved by Landlord in the form customary to the locality, insuring Tenant's activities with respect to the Premises against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises with limits of not less than those set forth in Subsection 12.01 (b) hereinabove for injury or death of any one or more persons, or property damage, including damage caused by boiler accident, if applicable; provided, however, that if at any time during the Lease Term, Tenant shall have in full force and effect a blanket policy of general liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirement hereof.

         Section 12.04. TENANT'S PROPERTY INSURANCE. Tenant shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage.

         Section 12.05. TENANT'S INSURANCE CERTIFICATES. Tenant shall furnish to Landlord, upon the Possession Date and thereafter within thirty
(30) days prior to the expiration of each such policy, a certificate of insurance issued by an insurance carrier for each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice by registered mail to the parties named as insureds in this
Section 12.05. Landlord shall be named as the insured under each such policy of insurance maintained by Tenant pursuant to this Lease. Upon Landlord's written notice to Tenant that additional parties have become the holders of interests in the Premises, such additional parties shall be included as additional insureds under the policies required to be purchased hereunder.

         Section 12.06. TENANT'S FAILURE. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Section 12.06 shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.


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



         Section 12.07. WAIVER OF SUBROGATION. All insurance with respect to the Premises carried by either party, whether or not required, shall include provisions denying to the insurer acquisition by subrogation of rights of recovery against the other party to the extent the rights have not been waived by the insured prior to occurrence of loss or injury, provided that there results therefrom no additional premium or that the other party agrees to pay any additional premium. The other party shall be entitled to have certificates of the policies containing either provision. Tenant shall not acquire as an insured under any insurance on the Improvements, or as a payee of any such insurance proceeds, andy right to participate in the adjustment of loss or to receive the proceeds except as specifically provided in Section 10.01. Each party, notwithstanding any provisions of this Lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing provisions denying to the insurer acquisition of rights by subrogation. Each policy of insurance obtained by Tenant shall contain a provision in which the insurer acknowledges this waiver of subrogation.

         Section 12.08. TENANT'S WORKER'S COMPENSATION INSURANCE. Tenant agrees to hold Landlord harmless from any claims against Landlord arising solely as a result of any failure of Tenant to maintain Worker's Compensation Insurance as required by law.


         Section 12.09. INDEMNIFICATION OF LANDLORD. Tenant shall indemnify and hold Landlord and the Premises harmless from and against (a) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims of judgments arising from or growing out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Lease Term occasioned by any act or omission of the Tenant, its officers, employees, agents, servants, subtenants, concessionaires, licensee, contractors, invitees or permittees, or arising from or growing out of Tenant's use, maintenance, occupation or operation of the Premises during the Lease term; and (b) all legal costs and charges, including reasonable attorneys' fee, incurred with respect to any of such matters and the defense of any action arising out of the same or of in discharging the Premises or any part hereof from any and all liens, charges or judgments

         Section 12.10. TENANT'S OPERATION. Tenant will not do or suffer to be done anything which will contravene the aforesaid insurance policies or prevent the procuring of such policies in amounts and companies approved by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried on the Premisses, or other property of Landlord to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly. If mandated and when required by state or local codes, laws, rules or regulations; Tenant shall install chemical extinguishing devices approved by the Fire Insurance Rating Organization as may be required by any insurer of Landlord, and shall keep such devices under service as required by such organization. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).


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



         Section 12.11. ENVIRONMENTAL INDEMNIFICATIONS. Landlord has purchased a Level II Environmental Audit to be performed on the Leased Premises; and, the report of such audit rendered by Belpar Environmental, Inc. and consisting of paragraphs 1.0 through 1.5 and 2.0 through 2.4 inclusive, together with Appendix A through F inclusive, together with letter addendum dated September 1, 1993, consisting of one page, plus two UST regulation attachments, by this reference, is made a part hereof and incorporated herein. In reliance upon the data contained in such Report, Landlord and Tenant acknowledge and agree that as to but not exceeding the scope nature and warranties contained and described in such Report such data shall constitute the base line of the environmental status of the leased premises and the leased underground storage tank(s).

Landlord hereby agrees to indemnify and hold Tenant free and harmless from any and all costs, expenses (including attorneys fees and legal costs), demands, claims, suits and losses of every nature and description resulting from or directly or indirectly arising out of Landlord's (and Landlord's predecessors entitle) use and occupancy of the leased premises prior to September 1, 1993, in violation of any Federal, State, County or City (including agencies thereof) environmental laws, statutes, ordinances, rules or regulations now existing or hereinafter enacted pertaining to health, industrial hygiene or environmental conditions on, under or about the leased premises including (without limitation) CERCLA and RCRA.

Tenant hereby agrees to indemnify and hold Landlord free and harmless from any and all costs, expenses (including attorneys fees and legal costs), demands, claims suits and losses of every nature and description resulting from or directly or indirectly arising out of Landlord's (and Landlord's predecessors in title) use and occupancy of the leased premises on and after September 1, 1993, in violation of any Federal, State, County or City (including agencies thereof) environmental laws, statutes, ordinances, rules or regulations now existing or hereinafter enacted pertaining to health, industrial hygiene or environmental conditions on, under or about the leased premises including (without limitation CERCLA and RCRA. Section 6.02 of the Agreement for sale and purchases of assets of even date herewith are incorporated and expressly made a part hereof.

ASSIGNMENT, SUBLETTING
                             AND CHANGE OF CONTROL

         Section 13.01.  CONSENT REQUIRED.

         (a) The Tenant shall not, in any event, assign this Lease in whole or in any part of the Premises, nor mortgage, pledge, encumber or otherwise transfer this Lease or the Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of all or any part of the Premises by any person (collectively "Transfer") without the prior written consent of the Landlord, in each instance such consent shall not be unreasonably withheld. Any purported Transfer contrary to the provisions hereof without prior written consent of Landlord shall be void. The consent by the Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to subsequent Transfer. This prohibition against a Transfer is construed so as to include a prohibition against any

Transfer by operation of law and no Transfer shall take place by reason of failure by the Landlord to give notice to the Tenant within thirty (30) days as is required by Section 13.03.

         (b) If there is a permitted Transfer of this a Lease, the Landlord may collect Annual Rental from the assignee, subtenant or occupant (collectively "Transferee") in the event of default of Tenant, and apply the net amount collected to the Annual Rental required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the covenant, or the acceptance of the Transferee as a Tenant, or a release of the Tenant from the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document of consent evidencing such Transfer of this Lease is permitted or consented to by the Landlord shall be prepared by the Landlord or its counsel, and all legal costs with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such Transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such Transferee had originally executed this Lease as Tenant. Notwithstanding any such Transfer permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the Transferee on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

         Section 13.02. LANDLORD'S OPTION. If the Tenant intends to effect a Transfer of all or any part of the Premises or this Lease, in whole or in part, or any estate or interest hereunder, then ad so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the proposed Transferee and providing such information with respect thereto including, without limitation, information concerning the principals thereof and such credit, financial or business information relating to the proposed Transferee as the Landlord or the Mortgagee requires, and the Landlord shall, within fifteen (15) days after having received such notice and all such necessary information, notify the Tenant in writing either that (a) it consents or does not consent to the Transfer in accordance with t he provisions and qualifications in the Article XIII, or (b) it elects to cancel this Lease in preference to giving of such consent, the right to cancellation shall not be exercised by Landlord to contravene Landlord's obligation not to unreasonably withhold its consent. If the Landlord elects to cancel this Lease as aforesaid the Tenant shall notify the Landlord in writing within fifteen (154) days thereafter of the Tenant;s intention either to refrain from such Transfer or to accept the cancellation of this Lease. IF the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon the expiration of the said fifteen (15) day period. If the Tenant advises the Landlord it intends to refrain from such Transfer, then the Landlord;s election to cancel this Lease as aforesaid shall become null and void in such instance. Notwithstanding anything to the contrary contained herein, however, if Landlord does not exercise its option to cancel this Lease pursuant to the foregoing provisions, Landlord may nevertheless withhold its consent to such assignment or subletting but shall not unreasonably do so.

         Section 13.03.  EXCESS SUBLEASE RENTAL.  DELETED.


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



         Section 13.04. CORPORATE OWNERSHIP. If Tenant is a corporation or if the Landlord has consented to a Transfer of this Lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or affiliate of the Tenant,which results in any change in the present effective voting control of the Tenant y the person holding such voting control at the date of execution of this Lease (or at the date a Transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, notwithstanding any statutory provision to the contrary, shall be deemed a "Transfer' as hereinbefore defined. If this Lease is terminated pursuant to Section 13.02 hereof, the Landlord may re-enter and take possession of the Premises whereupon the Landlord's rights and remedies contained in Article XV hereof shall apply.

         Section 13.05. RELEASE. Whenever Landlord conveys its interest in the Premised, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The assignee executes and assumption of such and assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and Landlord, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section 13.04, provided that if Landlord makes said request of Tenant, Landlord shall be responsible for Tenant;s attorney fees in reviewing any documentation so long as said attorney fees of not exceed Two Hundred Fifty ($250.00) Dollars.

         Section 13.06.  ASSIGNMENT PURSUANT TO BANKRUPTCY CODE.

         (a) In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seg. (the "Bankruptcy Code"), and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, said considerations shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

         (b) Any person or entity to which Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seg., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord and instrument confirming such assumption.

ARTICLE XIV

OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

         Section 14.01.  OFFSET STATEMENT (ESTOPPEL CERTIFICATE).  Within ten
(10) days after Landlord's or Tenant's request, the party to whom the request is made shall execute in recordable form a declaration to any person designated by the requesting party (a) ratifying this Lease; (b) stating the Possession, Rent Commencement and Termination Dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be state),
(ii) that all conditions under this Lease to be performed by Landlord or Tenant as the case may be, have been satisfied (stating exceptions, if any),
(iii) no defenses or offsets against the enforcement of this Lease by Landlord or Tenant as the case may be, exist, (or if any stating those claimed), (iv) advance rent, if any paid by Tenant, (v) the date to which rent has been paid,
(vi) the amount of security deposited with Landlord, and such other information as the requesting party reasonably requires. Persons receiving such statements shall be entitled to rely upon same.

         Section 14.02. ATTORNMENT. Tenant shall, in the event of a sale or assignment of Landlord;s interest in the Premises or if the Premisses comes into the hand s or a mortgagee, ground lessor or any other person, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder upon such purchaser, ground lessor or other person's execution of a non-disturbance agreement satisfactory to Tenant, and upon such execution shall execute within ten (10) days, at Landlord's request, any attornment agreement required by any such mortgagee to be executed, containing such provisions as such mortgagee requires.

         Section 14.03. SUBORDINATION. This Lease, unless Landlord's mortgagee requests otherwise, shall be subordinate to the liens of any mortgages or any lien resulting from any method of financing or refinancing (hereinafter collectively referred to as "Mortgagee") now or hereafter existing on all or a part of the Premises, and to all renewals, modifications, replacements, consolidations and extensions thereof, and within ten (10) days after request therefor the Tenant shall execute and deliver all documents requested by a mortgagee or security holder to effect such subordination. Notwithstanding this Section 14.03, so long as Tenant is not in default under the terms of this lease, Tenant shall have the right to quiet enjoyment of the Premises.

ARTICLE XV

                               DEFAULT BY TENANT

         Section 15.01. TENANT'S DEFAULTS. The following shall be considered for all purposes to be defaults under the terms of this Lease: (a) any failure of Tenant to pay any installment of Annual Rental after a ten (10) day grace period, or pay, within fifteen (15) days after written demand therefor by Landlord, andy Additional Rental or other amount when due hereinunder; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of the Lease for more than thirty (30) days after written notice of such failure (or, if cure of such failure cannot reasonably be accomplished in such 30-day period, the failure of Tenant to commence cure within said period and diligently prosecute such cure to completion); (c) if Tenant, or any guarantor of this Lease, shall become bankrupt or insolvent or file or have filed against it a petition in bankruptcy, provided however, that Tenant shall have thirty (30) days to obtain a dismissal in the event of Tenant's Involuntary Bankruptcy or for reorganization or arrangement or for the appointment of receiver or trustee of all or a portion of Tenant's or any Guarantor's property, or Tenant or any such Guarantor making an assignment for the benefit of creditors, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court shall be entitled to possession or to remain in possession but shall forthwith quit and surrender the Premises; (e) if the Premises comes in the hands of any person other than as expressly permitted under this Lease. In any such event, and without grace period, demand or notice except as expressly stated to the contrary herein, any other notice to which Tenant may be entitled being hereby waived, Landlord, in addition to all other rights or remedies it may have, shall thereupon have the right to re-enter and take possession of the Premises, remove all persons and property from the Premises and store such property at Tenant's expense, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in this Lease.

         Section 15.02. RIGHT TO RELET. If Landlord reenters as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease by sending notice to Tenant that the term and estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice (such date not to be less than five (5) days after the date of the notice) or it may, from time to time, without terminating the Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease
Term) and at such rentals and upon such other terms and conditions as shall be reasonable at the time; upon each such reletting all rentals received by Landlord therefrom shall be applied first to any indebtedness other than Annual Rental due hereunder from Tenant to Landlord; second to pay any reasonable costs and expenses of reletting, including brokers; and attorney's fees and costs of alterations and repairs; third, to Annual Rental due hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

         If rentals received from such reletting during any month are less than that to be paid during the month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless written notice of such termination is given by landlord.

         Notwithstanding any such reletting without termination Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which shall be immediately due and payable by Tenant to Landlord.

         Section 15.03. COUNTERCLAIM. If Landlord commences any proceedings for non-payment of rent, Tenant will not request a jury trial nor interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

         Section 15.04. WAIVER OF RIGHTS OF REDEMPTION. To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

         Section 15.05. OTHER. If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall e entitled to obtain all sums held by Tenant, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

         Section 15.06. CUMULATIVE. Except as herein provided otherwise, each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the cumulative rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 15.07. NO WAIVER. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach hereof, and no acceptance of full or partial payment of Annual Rental during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article XV. Nothing in this Article XV affects the right of Landlord to indemnification by Tenant in accordance with Section 12.09 hereinabove for liability arising prior to the termination of this Lease for personal injuries or property damage.

ARTICLE XVI

                              DEFAULT BY LANDLORD

         Section 16.01. DEFAULT DEFINED, NOTICE. Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days

(or if cure of such failure cannot reasonably be accomplished in such 30 day period,the failure of Landlord to cure within said period and diligently procreate such cure to completion) after written notice to Landlord by Tenant, specifically describing such failure.

         Section 16.02. NOTICE TO MORTGAGEE. If the holder of a mortgage covering the Premises shall have given written notice to Tenant at the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have thirty (30) days after receipt of such second notice to cure such default before Tenant may take any action by reason of such default.


ARTICLE XVII

TENANT'S PROPERTY


         Section 17.01. TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal, or state taxes coming due during or after the term of this Lease against any leasehold interest or personal property of any kind owned or placed in, upon, or about the Premises by Tenant.

                                 ARTICLE XVIII

                               SECURITY DEPOSIT

         Section 18.01.  AMOUNT OF DEPOSIT.  None

ARTICLE XIX

                           HOLDING OVER, SUCCESSORS

         Section 19.01. HOLDING OVER. If Tenant wrongfully holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) twice the monthly installment of Annual Rental, prorated for the number od days of such holding over; or (b) double the fair market rental value of the Premises, plus a pro-rata portion of all other amounts which Tenant would have been required to pay hereunder and this Lease been in effect. If Tenant holds over with or without Landlord's written consent, Tenant shall occupy the Premises on a tenancy from month to month, and all other terms and provisions of this Lease shall be applicable to such period.

         Section 19.02. SUCCESSORS. All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person, they shall be bound jointly and severally by this Lease. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment was approved by Landlord in writing in accordance with the terms and provisions of Article XII hereof.


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ARTICLE XX

QUIET ENJOYMENT

         Section 20.01. LANDLORD'S COVENANT. Landlord shall keep all mortgages and deeds of trust now or hereafter placed against the leased Premises in good standing and provided Tenant pay s the Annual Rental and other amounts herein provided when due, and observes and performs all of the covenants, terms and conditions contained in this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject,nevertheless, to the terms and conditions of this Lease.

ARTICLE XXI

                             SURRENDER OF PREMISES

         Section 21.01. SURRENDER. This Lease shall terminate at the end of the Lease Term hereof without the necessity of any notice from either Landlord or Tenant to terminate the same and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Premises from a Tenant holding over to the same extent as if statutory notice had been given. On the last day of the Lease Term hereof, Tenant shall peaceably and quietly surrender the Premises. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. In the event Tenant shall fail to deliver the Premises to Landlord in the condition called for under Section 21.01 or Section 9.05 hereof, Landlord shall have the right to cause any such deficiency to be corrected, and Tenant agrees to pay the cost thereof. The provisions of this
Section 21.01 and Section 9.05 hereof shall survive termination of this Lease.

                                  ARTICLE XII

                              OPTION TO PURCHASE

         Section 22.01. TENANT'S OPTION TO PURCHASE. Tenant shall have the option to purchase the Premises at the expiration of the Term of the Lease as contained in Section 2.02 hereof by providing Landlord notice of its intent to purchase the Premises by June 1, 2013.

         Section 22.02. PREMISES PURCHASE PRICE. Tenant's option to purchase the Premises shall be the Fair Market Value of Premises as established by an independent MAI certified real estate appraiser of whom both Landlord and Tenant agree upon, and the parties shall stipulate to the appraiser that he/she shall not consider and include the instant lease incident to the determination of Fair Market Value. Landlord and Tenant agree that the cost of said appraisal shall be divided equally between the parties. Notwithstanding anything to the contrary contained in this Section 22.02, the Landlord may sell and the Tenant may purchase at such other price and on such terms as may be otherwise acceptable and agreed to by Tenant and Landlord.


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         Section 22.03.  SETTLEMENT OF THE PREMISES.  In the event Tenant elects to purchase the Premises under Sections 22.01 and 22.01, Closing of this transaction shall occur prior to September 1, 2013, by Landlord's delivery to Tenant of a General Warranty Deed which shall convey good and merchantable title with covenants of further assurances. The costs of closing shall be divided equally between the Buyer and Seller.

ARTICLE XXIII

                                 MISCELLANEOUS

         Section 23.01. WAIVER. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

         Section 23.02. ACCORD AND SATISFACTION. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy. Likewise any payments made by Tenant under protest shall not be construed as a waiver of Tenant's rights.

         Section 23.03. ENTIRE AGREEMENT. There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant regarding the subject matter and time period which are the subjects of this Lease other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the parties hereto.

         Section 23.04. NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner, employer, principal, master or agent or joint venturer of or with Tenant.

         Section 23.05. FORCE MAJEURE. If Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material,failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of Landlord or Tenant, as the case may be, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

         Section 23.06. SUBMISSION OF LEASE. Submission of this Lease to Tenant does not constitute an offer to Lease; the Lease shall become effective only upon execution and delivery thereof by Landlord to Tenant. The effective date of this Lease shall be the Possession Date stated herein.


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         Section 23.07.  NOTICES.  All notices from tenant to Landlord and from Landlord to Tenant required or permitted by any provision of this Agreement shall be directed to Landlord or Tenant as follows at the principle address hereinabove set forth:

         All notices to be given hereunder by either party shall be written and sent by registered or certified mail, postage prepaid, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other, in writing, of a substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidence by the return receipt of the registered or certified mail. A duplicate copy of all notices from Tenant relating to any default on the part of the Landlord shall be sent to any mortgagee as herein provided; however, failure on tenant's part to forward said duplicate notice to any mortgagee shall not prejudice any of Tenant's rights in this Section 23.07.

         Section 23.08. CAPTIONS AND SECTION NUMBERS. This Lease shall be construed without reference to titles of Articles and Sections which are inserted only for convenience of reference.

         Section 23.09. NUMBERS AND GENDERS. The use herein of singular term shall include the plural and use of masculine, feminine or neuter genders shall include all others.

         Section 23.10. JOINT AND SEVERAL LIABILITY. If Tenant and Landlord are a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

         Section 23.11. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary herein contained, the term "Landlord" shall mean only the owner at the time in question of the Premises, so that in the event of any transfer or transfers of the title to the Premises, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease. In any event, Tenant shall look only to Landlord's estate and property in the Premises and the land on which it is located for satisfaction of each and every remedy of the Tenant in the event of any default by Landlord hereunder, and no other property or assets of Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or any other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. The aforegoing exculpation of personal liability is absolute and without any exception whatsoever.

         Section 23.12. BROKER'S COMMISSION. Each party represents and warrants that it has caused or incurred no claims for brokerage commission or finder's fees in connection with the execution of this Lease except as may be provided for hereinafter in this Section of the Lease, and each party shall indemnify


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and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorney fees in connection therewith).

         Section 23.13. PARTIAL INVALIDITY. if any term, covenant or condition of this Lease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         Section 23.14. NO REPRESENTATIONS BY LANDLORD. Neither Landlord nor any agent or employee of Landlord, has made any representations or promises, with respect to the Premises except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein set forth. The Tenant by Taking possession of the Premises, shall accept the same "as is", and such taking of possession shall be conclusive evidence that the Premises are in good and satisfactory condition at the time of such taking of possession.

         Section 23.15. BINDING EFFECT OF LEASE. It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, and except as otherwise expressly provided in this Lease, their successors and assigns. Landlord may freely and fully assign its interest hereunder.

         Section 23.16. VIRGINIA LAW TO CONTROL. This Lease shall be construed, interpreted and enforced according to the laws of the Commonwealth of Virginia, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have signed and sealed this Lease as of the day and year first above written.

ATTEST:                                     LANDLORD:
                                            MILLER/HINKLE PARTNERSHIP


                                               By:                      (Seal)
- ----------------------------------                ----------------------
                                            Richard G. Hinkle
                                            General Partner


                                                 By:                    (Seal)
- ----------------------------------                  --------------------
                                               Sandford Miller
                                            General Partner

ATTEST:                                     TENANT:
                                            CAPITAL CITY LEASING, INC.
                                            T/A BUDGET RENT A CAR OF RICHMOND


                                                By:                     (Seal)
- ----------------------------------                 ---------------------


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